Exhibit 21.1

List of Subsidiaries

Company Subsidiary	Jurisdiction of incorporation	Percentage of Outstanding Capital Stock Owned by the Company and/or the Company Subsidiaries
Allego US Inc.	United States	100% owned by Allego N.V.

Allego Holding B.V.	Netherlands	100% owned by Allego N.V.

Allego B.V.	Netherlands	100% owned by Allego Holding B.V.

Allego Innovations B.V.	Netherlands	100% owned by Allego Holding B.V.

Allego Employment B.V.	Netherlands	100% owned by Allego Holding B.V.

Allego Charging Ltd	England and Wales	100% owned by Allego B.V.

Allego Denmark ApS	Denmark	100% owned by Allego B.V.

Allego België B.V.	Belgium	100% owned by Allego B.V.

Allego GmbH	Germany	100% owned by Allego B.V.

Allego France SAS	France	100% owned by Allego B.V.

Allego Portugal, Unipessoal Lda	Portugal	100% owned by Allego B.V.

Allego Norway AS	Norway	100% owned by Allego B.V.

Allego Sweden AB	Sweden	100% owned by Allego B.V.

Allego Italy S.R.L.	Italy	100% owned by Allego B.V.

Allego Spain S.L.U.	Spain	100% owned by Allego B.V.

Mega-E Charging B.V.	Netherlands	51% owned by Allego Holding B.V. | 49% owned by Meridiam EM SAS

Modélisation, Mesures et Applications S.A.	France	58% owned by Allego Holding B.V. | 42% Oury-Heintz Energie Applications SA

Oury-Heintz Energie Applications S.A.	France	100% owned by Allego Holding B.V.

FEMC Germany GmbH	Germany	100% owned by Allego B.V.

Mega-E Netherlands Asset Co No 1 B.V.	Netherlands	100% owned by Allego B.V.

Mega-E Denmark Asset Co No 1 B.V.	Denmark	100% owned by Allego B.V.

Mega-E Belgium Asset Co No 1 B.V.	Belgium	100% owned by Allego B.V.

Mega-E France SAS	France	100% owned by Allego B.V.

Mega-E Sweden Asset Co No 1 B.V.	Sweden	100% owned by Allego B.V.

Mega-E Eastern Europe Holding B.V.	Netherlands	100% owned by Allego B.V.

Chamberra Sp. Z.O.O.	Poland	100% owned by Mega-E Eastern Europe Holding B.V.

GreenToWheel SAS	France	80% owned by Allego B.V. | 20% owned by GeenYellow eMobility SAS

Moma Collective SAS	France	51% owned by Modélisation, Mesures et Applications S.A.

Foroil SAS	France	43.6% owned by Modélisation, Mesures et Applications S.A.

Moma Asia LTD	Hong Kong	100% owned by Modélisation, Mesures et Applications S.A.

Voltalis SA	France	15.66% owned by Modélisation, Mesures et Applications S.A.